UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2003

SUNRISE SENIOR LIVING, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation of organization)	1-16499 (Commission File Number)	54-1746596 (I.R.S. Employer Identification No.)

7902 Westpark Drive
McLean, Virginia 22102
(Address of principal executive offices) (Zip Code)

(703) 273-7500
(Registrant’s telephone number, including area code)

Item 2. Acquisition or Disposition of Assets.

          On September 30, 2003, Sunrise Senior Living, Inc. (“Sunrise”) completed the sale of 16 consolidated senior living communities. Sunrise sold a 100 percent interest in the communities to CNL Retirement Properties, Inc (“CNL”). The aggregate purchase price for the 16 consolidated senior living communities was $158 million. Sunrise will continue to operate all 16 communities under long-term management contracts.

          In addition, Sunrise entered into an agreement to develop six senior living communities in the United States on behalf of CNL, including three currently under construction. CNL will own 100 percent of the newly developed communities and Sunrise will be responsible for the development and construction of the properties and will manage the communities under long-term management contracts. The agreement provides for Sunrise to be reimbursed for development expenses incurred on the properties.

          Based on the sale of a 100 percent interest in the 16 consolidated senior living communities, transaction costs and deferred financing costs, Sunrise expects to recognize total income of approximately $14 million, which is expected to be recognized over four quarters, subject to meeting certain operating contingencies.

          Sunrise will use the net proceeds from this transaction to fund the balance of its $150 million repurchase program, debt reduction and for general corporate purposes. The repurchase program is effective until May 2004 and can be used for the repurchase of Sunrise’s common stock or its 5.25 percent convertible subordinated notes due in 2009.

          Excluding the current transaction, CNL owns 58 properties that are operated by Sunrise pursuant to long-term management agreements and/or lease agreements.

Item 7. Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired. Not applicable.

(b)	Pro forma financial information

Unaudited Pro Forma Consolidated Financial Information of Sunrise Senior Living, Inc.	4
Unaudited Pro Forma Consolidated Balance Sheet at June 30, 2003	5
Unaudited Pro Forma Consolidated Statement of Income for the Six Months Ended June 30, 2003	6
Unaudited Pro Forma Consolidated Statement of Income for the Year Ended December 31, 2002	7
Notes to Unaudited Pro Forma Consolidated Financial Information	8

(c)	Exhibits.

2.1	Purchase and Sale Agreement By and Among Sunrise Assisted Living Limited Partnership, Sunrise Farmington Hills Assisted Living, L.L.C., Atlantic-Sunrise, LLC, Sunrise Poland Assisted Living, L.L.C., Sunrise Raleigh Assisted Living, LLC, Sunrise Assisted Living Limited Partnership VIII, L.P., and ADG on Sheepshead Bay, LLC, as Seller and CNL Retirement Corp., as Purchaser and Twenty Pack Management Corp. as Tenant dated September 29, 2003

2.2	Form of Purchase and Sale Agreement, dated September 30, 2003, by and among Sunrise Madison Senior Living, L.L.C., Sunrise Edmonds Assisted Living, Inc., Sunrise Cresskill Assisted Living, L.L.C. and Sunrise Beverly Hills Assisted Living, L.L.C., as Sellers, CNL Retirement Corp., as Purchaser, and other named parties therein as Tenant.

2.3	Purchase and Sale Agreement by and among Sunrise Five Forks Assisted Living, L.L.C., as Seller and CNL Retirement Corp., as Purchaser and Sunrise Five Forks Assisted Living, L.L.C. as Tenant dated September 30, 2003

2.4	Master Agreement (CNL Q3 2003 Transaction) dated as of the 30th day of September, 2003 by and among (i) Sunrise Development, Inc, (ii) Sunrise Senior Living Management, Inc, (iii) Twenty Pack Management Corp., Sunrise Madison Senior Living, L.L.C. and Sunrise Development, Inc. (collectively, as the Tenant), (iv) CNL Retirement Sun1, LP and CNL Retirement Sun1 Beverly Hills CA, LP, CNL Retirement Sun1 Cresskill NJ, LP, CNL Retirement Edmonds WA, LP, CNL Retirement Sun1 Lilburn GA, LP and CNL Retirement Sun1 Madison NJ, LP, and (v) Sunrise Senior Living, Inc.

SUNRISE SENIOR LIVING, INC.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

     The following statements set forth the unaudited pro forma consolidated financial information of Sunrise Senior Living, Inc. giving effect to the sale of 16 consolidated communities on September 30, 2003 and the reimbursement of costs incurred to date on the development properties. The communities were sold to CNL Retirement Properties, Inc (“CNL”). The aggregate purchase price for the 16 consolidated senior living communities was $158 million. Sunrise will continue to operate all 16 communities under long-term management contracts. The unaudited pro forma consolidated balance sheet gives effect to the sale of the 16 consolidated communities sold on September 30, 2003 as if they had been consummated on June 30, 2003. The unaudited pro forma consolidated income statements for the six months ended June 30, 2003 and the year ended December 31, 2002 give effect to the sale as if it had occurred as of the beginning of the period presented. The unaudited pro forma consolidated financial information does not purport to be indicative of the financial position or results of operations for future periods or indicative of the results that actually would have been realized had the sales taken place at June 30, 2003 or at the beginning of the periods covered by the income statements. The pro forma adjustments are based on available information and adjustments that management believes are reasonable. The unaudited pro forma consolidated financial information should be read in conjunction with Sunrise’s audited consolidated financial statements for the year ended December 31, 2002 (included in Form 10-K for the year ended December 31, 2002) and Sunrise’s unaudited consolidated financial statements for the periods ended March 31, 2003 and June 30, 2003 (included in Forms 10-Q for the three months ended March 31, 2003 and June 30, 2003, respectively) and the accompanying notes.

SUNRISE SENIOR LIVING, INC.
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
JUNE 30, 2003
(dollars in thousands)

		Pro Forma
	Historical	Adjustments		Pro Forma

ASSETS
Current Assets:
Cash and cash equivalents	$103,605	$62,634	A	$166,239
Accounts receivable, net	47,075			47,075
Notes receivable - affiliates	25,287			25,287
Deferred income taxes	4,441			4,441
Prepaid expenses and other current assets	25,688	—		25,688

Total current assets	206,096	62,634		268,730
Property and equipment, net	386,492	(23,095)	B	363,397
Properties held for sale	217,209	(131,778)	C	85,431
Notes receivable - affiliates	110,069	(1,000)	D	109,069
Management contracts and leaseholds, net	84,350			84,350
Costs in excess of assets acquired, net	108,314			108,314
Investments in unconsolidated senior living properties	67,033			67,033
Investments	5,610			5,610
Other assets	46,311	—		46,311

Total assets	$1,231,484	$(93,239)		$1,138,245

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$2,860	$—		$2,860
Accrued expenses and other current liabilities	113,004			113,004
Deferred revenue	34,862	13,891	E	48,753
Current maturities of long-term debt	212,913	(76,603)	F	136,310

Total current liabilities	363,639	(62,712)		300,927
Long-term debt, less current maturities	263,278	(30,527)	F	232,751
Investments in unconsolidated senior living properties	2,878			2,878
Deferred income taxes	99,218			99,218
Other long-term liabilities	16,215	—		16,215

Total liabilities	745,228	(93,239)		651,989
Minority interests	1,890			1,890
Preferred stock, $0.01 par value, 10,000,000 shares authorized, no shares issued and outstanding	—			—
Common stock, $0.01 par value, 60,000,000 shares authorized, 21,933,244 shares issued and outstanding at June 30, 2003	219			219
Additional paid-in capital	302,810			302,810
Retained earnings	188,551			188,551
Deferred compensation - restricted stock	(7,390)			(7,390)
Accumulated other comprehensive loss	176	—		176

Total stockholders’ equity	484,366	—		484,366

Total liabilities and stockholders’ equity	$1,231,484	$(93,239)		$1,138,245

See accompanying notes to unaudited pro forma consolidated financial information.

SUNRISE SENIOR LIVING, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
FOR THE SIX MONTHS ENDED JUNE 30, 2003
(in thousands, except per share data)

		Pro Forma
	Historical	Adjustments		Pro Forma

Operating revenue:
Management and contract services	$271,381	$1,515	G	$272,896
Resident fees	156,936	(21,645)	H	135,291
Income from property sales	42,908	3,475	I	46,383

Total operating revenue	471,225	(16,655)		454,570

Operating expenses:
Management and contract services	237,930			237,930
Facility operating	114,743	(15,977)	H	98,766
Development and pre-opening	7,143			7,143
General and administrative	32,969			32,969
Depreciation and amortization	6,668			6,668
Facility lease	15,327	—		15,327

Total operating expenses	414,780	(15,977)		398,803

Income from operations	56,445	(678)		55,767
Interest income (expense):
Interest income	4,829			4,829
Interest expense	(14,612)	3,611	H	(11,001)

Total interest expense	(9,783)	3,611		(6,172)
Equity in earnings of unconsolidated senior living properties	205			205
Minority interests	(584)	—		(584)

Income before income taxes	46,283	2,933		49,216
Provision for income taxes	(16,662)	(1,056)	J	(17,718)

Net income	$29,621	$1,877		$31,498

Net income per common share:
Basic
Basic net income per common share	$1.34			$1.43

Basic weighted average common shares outstanding	22,070			22,070

Diluted
Diluted net income per common share	$1.23			$1.30

Diluted weighted average common shares outstanding	26,038			26,038

See accompanying notes to unaudited pro forma consolidated financial information.

SUNRISE SENIOR LIVING, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2002
(in thousands, except per share data)

		Pro Forma
	Historical	Adjustments		Pro Forma

Operating revenue:
Resident fees	$248,098	$(40,884)	H	$207,214
Management and contract services	183,603	2,862	G	186,465
Income from property sales	74,211	13,891	K	88,102

Total operating revenue	505,912	(24,131)		481,781

Operating expenses:
Facility operating	167,354	(29,546)	H	137,808
Management and contract services	144,747			144,747
Facility development and pre-rental	11,504			11,504
General and administrative	36,944			36,944
Depreciation and amortization	25,317	(4,783)	H	20,534
Facility lease	8,298	—		8,298

Total operating expenses	394,164	(34,329)		359,835

Income from operations	111,748	10,198		121,946
Interest income (expense):
Interest income	11,338			11,338
Interest expense	(35,458)	6,989	H	(28,469)

Total interest expense	(24,120)	6,989		(17,131)
Equity in earnings (losses) of unconsolidated senior living properties	695			695
Minority interests	(160)	—		(160)

Income before income taxes	88,163	17,187		105,350
Provision for income taxes	(33,502)	(6,531)	J	(40,033)

Net income before extraordinary loss	$54,661	$10,656		$65,317

Net income per common share:
Basic
Net income before extraordinary loss	$2.44			$2.92

Weighted average common shares outstanding	22,357			22,357

Diluted
Net income before extraordinary loss	$2.23			$2.63

Weighted average common shares outstanding	26,552			26,552

See accompanying notes to unaudited pro forma consolidated financial information.

SUNRISE SENIOR LIVING, INC.
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

A.	Reflects the estimated net cash proceeds at closing to Sunrise from the sale of the 16 communities on September 30, 2003. In addition, for the development properties, reflects the reimbursement of costs incurred to date for the development properties of approximately $23 million.

B.	Reflects the capitalized costs incurred to date for the development properties.

C.	Reflects net property, plant and equipment of the 16 consolidated communities sold on September 30, 2003.

D.	Reflects the pay-off of a note receivable from a minority partner on two of the consolidated communities.

E.	Reflects the estimated total amount of income from property sales on the 16 consolidated communities that is deferred due to short-term operating contingencies.

F.	Reflects the payoff of the debt outstanding on the 16 consolidated communities purchased by CNL upon the sale of the communities on September 30, 2003.

G.	Reflects the recording of management fees equal to 7% of operating revenues as described in the operating agreements, as Sunrise will manage the 16 consolidated communities after the sale.

H.	Reflects the elimination of operating results of the 16 consolidated communities sold September 30, 2003.

I.	Reflects the recognition of one-quarter of deferred revenue from the sale of the 16 consolidated communities on September 30, 2003, assuming all necessary operating contingencies have been met or waived.

J.	Reflects the income tax effects of eliminating the consolidated operating results at a 36% income tax rate for the six months ended June 30, 2003 and a 38% income tax rate for the twelve months ended December 31, 2002.

K.	Reflects the recognition of all of the deferred revenue associated with the sale of the 16 communities on September 30, 2003, assuming all necessary operating contingencies have been met or waived.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNRISE SENIOR LIVING, INC.
(Registrant)

Date: October 15, 2003	By:	/s/ Larry E. Hulse Larry E. Hulse Chief Financial Officer

Date: October 15, 2003	By:	/s/ Carl G. Adams Carl G. Adams Chief Accounting Officer

INDEX TO EXHIBITS

Exhibit No.	Exhibit Name	Page No.

2.1	Purchase and Sale Agreement By and Among Sunrise Assisted Living Limited Partnership, Sunrise Farmington Hills Assisted Living, L.L.C., Atlantic-Sunrise, LLC, Sunrise Poland Assisted Living, L.L.C., Sunrise Raleigh Assisted Living, LLC, Sunrise Assisted Living Limited Partnership VIII, L.P., and ADG on Sheepshead Bay, LLC, as Seller and CNL Retirement Corp., as Purchaser and Twenty Pack Management Corp. as Tenant dated September 29, 2003

2.2	Form of Purchase and Sale Agreement, dated September 30, 2003, by and among Sunrise Madison Senior Living, L.L.C., Sunrise Edmonds Assisted Living, Inc., Sunrise Cresskill Assisted Living, L.L.C. and Sunrise Beverly Hills Assisted Living, L.L.C., as Sellers, CNL Retirement Corp., as Purchaser, and other named parties therein as Tenant.

2.3	Purchase and Sale Agreement by and among Sunrise Five Forks Assisted Living, L.L.C., as Seller and CNL Retirement Corp., as Purchaser and Sunrise Five Forks Assisted Living, L.L.C. as Tenant dated September 30, 2003

2.4	Master Agreement (CNL Q3 2003 Transaction) dated as of the 30th day of September, 2003 by and among (i) Sunrise Development, Inc, (ii) Sunrise Senior Living Management, Inc, (iii) Twenty Pack Management Corp., Sunrise Madison Senior Living, L.L.C. and Sunrise Development, Inc. (collectively, as the Tenant), (iv) CNL Retirement Sun1, LP and CNL Retirement Sun1 Beverly Hills CA, LP, CNL Retirement Sun1 Cresskill NJ, LP, CNL Retirement Edmonds WA, LP, CNL Retirement Sun1 Lilburn GA, LP and CNL Retirement Sun1 Madison NJ, LP, and (v) Sunrise Senior Living, Inc.